FOR IMMEDIATE RELEASE

LIVEWIRE GROUP, INC. REPORTS 2023 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

MILWAUKEE, WI (February 8, 2024) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported fourth quarter and full year 2023 results.

“LiveWire concluded 2023 with a strong Q4 performance, delivering on units and operating loss guidance for the full year with the successful delivery to market of S2 Del Mar®, the first model built on our S2 platform that continues to generate a positive response from the media, our retailers, and our riders. We expect 2024 to be a year highlighted by product innovation, market expansion, and continued cost improvements,” said Karim Donnez, CEO, LiveWire.

2023 Highlights and Financial Results

•Launched Del Mar, the first model built with an all-new in-house developed battery pack, power electronics, motor, telematics, and associated software
•Unit sales of 660 electric motorcycles, up double digits versus prior year
•Consolidated operating loss in line with our expectations driven by product development costs relating to S2 platform, delivery of Del Mar, a provision for an obligation for excess inventory components, and additional costs to stand up the organization as a stand-alone public company
•Ended the year with 126 retail partners globally

Fourth Quarter 2023 Summary of Results

•Unit sales of 514 electric motorcycles, with an increase in consolidated revenue of 64% versus prior year
•Consolidated operating loss increase over prior year of $4.9 million resulting primarily from costs related to increased volume and a provision for an obligation for excess inventory components
•Continued investment in developing models on the S2 platform

LiveWire Group, Inc. – Consolidated Results

$ in millions*	4th quarter			Full Year
	2023	2022	Change	2023	2022	Change
Revenue	$15.1	$9.2	64%	$38.0	$46.8	(19%)
Operating (Loss)	($33.8)	($28.9)	17%	($116.0)	($85.0)	36%
Net Loss	($33.1)	($22.4)	48%	($109.6)	($78.9)	39%

LiveWire Group, Inc. – Segment Results

$ in millions*, except units	4th quarter			Full Year
	2023	2022	Change	2023	2022	Change
Electric Motorcycles
LiveWire (units)	514	69	645%	660	547	21%
Harley-Davidson LiveWire (units)	—	—	0%	—	50	(100%)
Electric Motorcycle Shipments (units)	514	69	645%	660	597	11%

Revenue	$8.0	$1.6	400%	$11.5	$14.0	(18%)
Operating (Loss)	($34.2)	($29.7)	15%	($116.6)	($89.1)	31%

$ in millions*	4th quarter			Full Year
	2023	2022	Change	2023	2022	Change
STACYC Segment
Revenue	$7.1	$7.6	(7%)	$26.5	$32.8	(19%)
Operating Income	$0.4	$0.8	(50%)	$0.6	$4.2	(86%)
*Amounts may not add up due to rounding

The Company’s consolidated net loss was $109.6 million for the year ended 2023 compared to $78.9 million for the year ended 2022. The increase of $30.7 million was in line with our expectations driven by a provision for an obligation for excess inventory components, increased selling, administrative and engineering expense for product development costs relating to the S2 platform, delivery of Del Mar and additional costs to stand up the organization as a stand-alone public company. The Company also had an increase of $9.1 million of non-operating mark-to-market expense resulting from the increase in the fair value of warrant liabilities year-over-year which was offset by an increase of $9.3 million in interest income.

The Company’s consolidated net loss was $33.1 million for the fourth quarter 2023 as compared to $22.4 million in the same period prior year driven by the segment results noted below, an increase of $6.7 million of non-operating mark-to-market expense related to the increase in fair value of the outstanding warrants as of December 31, 2023 as compared to December 31, 2022, offset by an increase of $1.2 million in interest income.

LiveWire Group, Inc. is comprised of two business segments:

•Electric Motorcycles – focused on the sale of electric motorcycles and related products
•STACYC – focused on the sale of electric balance bikes for kids and related products

Electric Motorcycles

Electric Motorcycle revenue increased in fourth quarter 2023 compared to the same quarter in the prior year due to sales of Del Mar units. Increased operating losses compared to the fourth quarter of 2022 were primarily related to increased costs as a result of increased volumes and a provision for an obligation for excess inventory components.

STACYC

STACYC volumes were up in the fourth quarter of 2023 compared to 2022, while revenue and operating income were down due to product mix and pricing.

2024 Financial Outlook

For the full year 2024, the Company expects:

•Electric Motorcycle sales of 1,000 to 1,500 revenue units
•Operating Loss of $115 million to $125 million

Webcast
The public is invited to attend an audio webcast from 8-9 a.m. CST. LiveWire leadership will be joining the Harley-Davidson, Inc. audio webcast to discuss our results, developments in the business, and updates to the Company’s outlook. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CST.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; our ability to attract and retain a large number of customers; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and manage costs; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; H-D making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)	(Unaudited)	(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue, net	$15,091	$9,218	$38,023	$46,833
Costs and expenses:
Cost of goods sold	20,279	6,942	43,795	43,929
Selling, administrative and engineering expense	28,567	31,153	110,217	87,859
Total operating costs and expenses	48,846	38,095	154,012	131,788
Operating loss	(33,755)	(28,877)	(115,989)	(84,955)
Other income, net	—	—	—	235
Interest expense related party	—	—	—	(475)
Interest income	2,365	1,214	10,537	1,191
Change in fair value of warrant liabilities	(1,688)	5,033	(4,020)	5,033
Loss before income taxes	(33,078)	(22,630)	(109,472)	(78,971)
Income tax (benefit) provision	15	(192)	78	(33)
Net loss	$(33,093)	$(22,438)	$(109,550)	$(78,938)

Net loss per share, basic and diluted	$(0.16)	$(0.11)	$(0.54)	$(0.46)

Weighted-average shares, basic and diluted	202,672	202,404	202,504	172,003

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$167,904	$265,240
Accounts receivable, net	4,295	2,325
Accounts receivable from related party	3,402	525
Inventories, net	32,122	29,215
Other current assets	3,004	4,625
Total current assets	210,727	301,930
Property, plant and equipment, net	38,483	31,567
Goodwill	8,327	8,327
Deferred tax assets	4	—
Lease assets	1,868	3,128
Intangible assets, net	1,347	1,809
Other long-term assets	6,192	5,044
Total assets	$266,948	$351,805
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,554	$7,055
Accounts payable to related party	20,371	5,733
Accrued liabilities	21,990	20,343
Current portion of lease liabilities	1,152	1,312
Total current liabilities	47,067	34,443
Long-term portion of lease liabilities	792	1,913
Deferred tax liabilities	93	15
Warrant liabilities	12,319	8,388
Other long-term liabilities	814	246
Total liabilities	61,085	45,005
Shareholders' equity:
Preferred Stock	—	—
Common Stock	20	20
Treasury Stock	(1,969)	—
Additional paid-in-capital	339,783	329,218
Accumulated deficit	(131,988)	(22,438)
Accumulated other comprehensive income	17	—
Total shareholders' equity	205,863	306,800
Total liabilities and shareholders' equity	$266,948	$351,805

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Twelve months ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net loss	$(109,550)	$(78,938)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,993	4,401
Payment of contingent consideration in excess of acquisition date fair value	—	(413)
Change in fair value of warrant liabilities	4,020	(5,033)
Stock compensation expense	8,926	394
Provision for doubtful accounts	53	145
Deferred income taxes	74	(125)
Inventory write-down	2,719	1,074
Cloud computing arrangements development costs	(473)	(4,894)
Other, net	(117)	(144)
Changes in current assets and liabilities:
Accounts receivable, net	(2,023)	4,156
Accounts receivable from related party	(2,877)	(593)
Inventories	(5,626)	(21,068)
Other current assets	1,621	(1,283)
Accounts payable and accrued liabilities	160	6,371
Accounts payable to related party	14,638	6,269
Net cash used by operating activities	(83,462)	(89,681)
Cash flows from investing activities:
Capital expenditures	(13,462)	(14,081)
Net cash used by investing activities	(13,462)	(14,081)
Cash flows from financing activities:
Repurchase of common stock	(1,969)	—
Proceeds received from sale of warrants	1,557	—
Borrowings on notes payable to related party	—	15,333
Net proceeds from the Business Combination	—	293,717
Payment of contingent consideration up to acquisition date fair value	—	(1,767)
Transfers from Parent	—	59,051
Net cash provided (used) by financing activities	(412)	366,334

Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$265,240	$2,668
Net increase (decrease) in cash and cash equivalents	(97,336)	262,572
Cash and cash equivalents—end of period	$167,904	$265,240